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                                                                   EXHIBIT 99.4


                             Selected Information
                     Ford Credit Auto Owner Trust 1997-B
                          Through December 31, 1997
                 -------------------------------------------



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<Caption


                    Class A-1            Class A-2           Class A-3          Class A-4       Class B        Class C
                      5.748%               5.95%               6.05%              6.15%           6.40%          6.65%
                  Asset Backed         Asset Backed        Asset Backed       Asset Backed    Asset Backed   Asset Backed
                     Notes                Notes               Notes              Notes           Notes       Certificates
                ----------------     ----------------     --------------     -------------   -------------   ------------


Principal
Paid            $ 118,892,785.00     $         -          $          -     $          -      $          -    $          -

Interest
Paid            $   3,229,174.01     $   2,885,750.00     $  3,887,125.00  $  1,452,975.78   $  748,008.00   $ 211,977.06


Total Servicing Fee Paid:            $   2,787,064.94

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